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                                                                 EXHIBIT 23.2

                             ACCOUNTANTS' CONSENT


The Board of Directors
FF Bancorp, Inc.

The Board of Directors
First National Bancorp

     We consent to the use of our report dated January 14, 1994, except Note 21 which is dated July 18, 1995, relating to the Consolidated Financial Statements as of December 31, 1993 and 1992 and for each of the years in the three-year period then ended of FF Bancorp, Inc. and Subsidiary included in the Registration Statement on Form S-4 and to the use of our name under the caption of "Experts," in the Form S-4 Registration Statement of First National Bancorp.


                                            /s/ Hacker, Johnson, Cohen, & Grieb
                                            HACKER, JOHNSON, COHEN & GRIEB


Tampa, Florida
February 8, 1995